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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


          DATE OF REPORT (Date of earliest event reported): May 1, 2001


                              NEUBERGER BERMAN INC.
             (Exact name of registrant as specified in its charter)

                        COMMISSION FILE NUMBER 001-15361

            DELAWARE                                    06-1523639
            (State or other jurisdiction of          (I.R.S. Employer
            incorporation or organization)           Identification No.)

                                605 Third Avenue
                               New York, NY 10158
                    (Address of principal executive offices)

                                 (212) 476-9000
              (Registrant's telephone number, including area code)

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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            Exhibits

            Exhibit No.             Document

            (99)                    Additional Exhibits

            99.1 Press release issued by Neuberger Berman Inc. on May 1, 2001, reporting that it had entered into a purchase agreement for the sale of $151 million principal amount at maturity of zero coupon convertible senior notes.


ITEM 9.     REGULATION FD DISCLOSURE

            Neuberger Berman Inc. (the "Corporation") is furnishing under Item 9 of this Current Report on Form 8-K the information included as
            Exhibit 99.1 to this Report. Exhibit 99.1 is the Corporation's press release, dated May 1, 2001, reporting that the Corporation has entered into a purchase agreement for the sale of $151 million principal amount at maturity of zero coupon convertible senior notes due 2021.

            The information in this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          Neuberger Berman Inc.
                                          (Registrant)


      Date: May 2, 2001             By: /s/ Jeffrey B. Lane
                                        ----------------------------
                                        Jeffrey B. Lane
                                        President and Chief Executive Officer


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                                  EXHIBIT INDEX

      99.1 Press release issued by Neuberger Berman Inc. on May 1, 2001, reporting that it had entered into a purchase agreement for the sale of $151 million principal amount at maturity of zero coupon convertible senior notes.